SECURITIES OPTION AGREEMENT

This SECURITIES OPTION AGREEMENT (the “Agreement”), dated effective as of June 30, 2012 (the “Effective Date”), is by and between Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (“Vicis”), with a mailing address care of Vicis Capital, LLC, 445 Park Avenue, Suite 1901, New York, New York 10022, and NET TALK.COM, INC., a Florida corporation maintaining a mailing address at 1100 NW 163 Drive, Miami, Florida 33169 (the “Company”).

BACKGROUND INFORMATION

Vicis holds common stock, Series A 12% convertible preferred stock, Series D common stock purchase warrants, and Series E common stock purchase warrants. The Company wishes to obtain an option and limited right of first refusal to acquire such securities. Vicis is willing to grant the Company such option and limited right of first refusal but only upon the terms and conditions set forth herein. Accordingly, the parties, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

OPERATIVE PROVISIONS

1.          Definitions.

(a)          The term “Securities” as used in this Agreement shall mean all of the securities set forth on Exhibit “A” to this Agreement, together with, in each case, all securities issued in substitution of or exchange for, or on account of, any such Securities, including, but not limited to, securities issued upon a conversion, stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, combination of shares, spinoff, or otherwise.

(b)          The term “Current Outstanding Debentures” means: (i) that certain 12% Senior Secured Debenture dated June 30, 2011 in the principal amount of $5,266,130, (ii) that certain 12% Senior Secured Debenture dated August 8, 2011 in the principal amount of $2,000,000, (ii) that certain 10% Senior Secured Debenture dated September 30, 2011 in the principal amount of $3,500,000, (iii) that certain 10% Senior Secured Debenture dated March 29, 2012 in the principal amount of $500,000, (iv) that certain 10% Senior Secured Debenture dated April 20, 2012 in the principal amount of $500,000, and (v) that certain 10% Senior Secured Debenture dated May 28, 2012 in the principal amount of $550,000, of which $450,000 in principal was funded.

(c)          The term “Debentures” means, collectively, the Current Outstanding Debentures and the Future Debentures, if any.

(d)          The term “Future Debentures” means all debentures or promissory notes issued by the Company to Vicis, or its successors or assigns, after the date of this Agreement.

2.          Grant of Option; Exercise Date. Vicis hereby grants to the Company an option (the “Option”) to purchase and redeem the Securities of the Company from Vicis. The Option to acquire the Securities shall become exercisable on the date that all principal of, and accrued interest on, all Debentures has been paid in full (the “Initial Exercise Date”), and may be exercised at any time after the Initial Exercise Date through and including 5:30 p.m., Eastern Prevailing Time, on December 31, 2013 (the “Expiration Time”). The Option may be exercised in whole but not in part.

3.          Option Purchase Price. The purchase price for this Option (the “Option Purchase Price”) shall be one hundred dollars ($100), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The Option Purchase Price is payable, in cash, upon execution and delivery of this Agreement.

4.          Securities Redemption Price. Upon exercise of the Option, the redemption price for the Securities (the “Securities Redemption Price”) shall be an amount equal to sixteen million dollars ($16,000,000), minus the sum of (a) total principal and accrued interest paid by the Company on the Current Outstanding Debentures, (b) the first one million ($1,000,000) of principal paid by the Company on any Future Debentures, if any, and (c) accrued interest paid by the Company on the first one million ($1,000,000) of principal on any Future Debentures.

By way of example, if (a) in connection with future advances or loans from Vicis, the Company issues to Vicis a Future Debenture in the principal amount of $2,000,000; and (b) the Company (i) repays the principal of $12,216,130 on the Current Outstanding Debentures, (ii) pays interest of $1,800,000 on the principal of the Current Outstanding Debentures, (iii) repays principal of $2,000,000 on the Future Debenture, and (iv) pays interest of $200,000 on the Future Debenture, then the Securities Redemption Price will be $ 883,870.

Upon exercise of the Option, any and all unpaid dividends on the Securities, whether accrued, unaccrued, declared or undeclared, shall be surrendered with the Securities and cancelled without payment of additional consideration.

5.          Term; Termination. The term of the Option shall be for a period that commences on the Effective Date and expires at the Expiration Time (as defined above). The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

6.          Exercise Procedure; Closing; Payment of Securities Redemption Price. The Company may exercise the Option by (a) delivering written notice to Vicis at any time after the Initial Exercise Date, or (b) delivering written notice to Vicis that the Company intends to satisfy all principal of, and accrued interest on, all Debentures within thirty days of the date of such notice (in either case, the “Exercise Notice”); provided, however, in no event shall the Exercise Notice be provided later than 5:30 p.m., Eastern Prevailing Time, on December 30, 2013. The closing of the purchase and redemption of the Securities shall take place at a time and date mutually agreeable to Vicis and the Company, which shall be no later than the earlier of (y) thirty (30) days after the date that the Exercise Notice is given to Vicis, or (z) the Expiration Time (the “Closing”). The Closing shall occur at the offices of legal counsel for Vicis, or at such other location (which may include the waiver of any physical closing and the exchange of executed documentation by facsimile or electronic transmission or otherwise) as may be agreed to by Vicis and the Company. If the parties do not mutually agree to a time and date for the Closing, then the Closing shall occur at 10:00 a.m., Eastern Prevailing Time, on the earlier of (a) the thirtieth (30th) day after the date that the Exercise Notice is given to Vicis, or (b) December 31, 2013. At the Closing, (a) all conditions to exercise the Option specified in section 2 above must be satisfied, (b) Vicis and the Company shall execute a securities redemption agreement in the form attached hereto as Exhibit “B”; (c) Vicis shall deliver to the Company the certificates or instruments evidencing the Securities in negotiable form or accompanied by an executed stock power or instrument of transfer in a form acceptable to the Company; and (d) the Company shall deliver to Vicis in cash, via wire transfer or certified check, an amount equal to the Securities Redemption Price. Following such delivery, the parties shall thereupon cause the Company to register such issuance and ownership in its transfer records.

7.          Representations and Warranties of Vicis. In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Vicis represents and warrants to the Company that:

(a)          Authorization. Vicis has duly executed and delivered this Agreement. When executed and delivered by Vicis, this Agreement will constitute the valid and binding obligation of Vicis, enforceable in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors and subject to general equity principles.

(b)          Consent. No consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority or private person or entity on the part of Vicis is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby.

(c)          No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by Vicis, including the consummation by Vicis of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of any contract, commitment, indenture, or other agreement, or of any other private restriction of any kind, to which Vicis is a party or by which it is otherwise bound.

(d)          Title to Securities. Vicis has good and marketable title to the Securities free and clear of all liens, claims, encumbrances, and restrictions, legal or equitable, of every kind, except for certain restrictions on transfer imposed by federal and state securities laws. Vicis has full and unrestricted legal right, power, and authority to sell, assign, and transfer such Securities to the Company without obtaining the consent or approval of any other person or governmental authority.

8.          Representations and Warranties of the Company. The Company represents and warrants to Vicis that:

(a)          Authorization. The Company has duly executed and delivered this Agreement. When executed and delivered by the Company, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors and subject to general equity principles.

(b)          Consent. No consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority or private person or entity on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as shall have been duly taken or effected prior to the Closing.

(c)          No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Company, including the consummation by the Company of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of any contract, commitment, indenture, or other agreement, or of any other private restriction of any kind, to which the Company is a party or by which it is otherwise bound.

9.          Right of First Refusal. Vicis covenants as follows:

(a)          Transfer or Disposition of Securities. As long as this Option remains outstanding, Vicis shall not sell, convey, transfer, exchange, or otherwise dispose of any of the Debentures or Securities or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever with respect to any of the Debentures or Securities or the products or proceeds thereof, unless the following conditions are satisfied: (i) all of the Debentures and Securities are sold in a single transaction and Vicis has complied with 9(b) below or (ii) less than all of the Debentures and Securities are sold in a single transaction and Vicis has complied with 9(c) below.

(b)          Sale of all the Debentures and Securities. If Vicis intends to sell, prior to the Expiration Time, in a bona-fide arms length transaction, all of the Debentures and Securities, then Vicis shall follow the procedures set forth in this Section 9(b) below before effecting such sale.

(i)          Right of First Refusal. Vicis shall submit a written offer to sell all the Debentures and Securities (the “Offer”) to the Company, which document shall contain the terms of the Offer, including the purchase price (the “Offer Price”), the terms for payment of the purchase price, and the proposed closing date; provided, however, if the Offer Price is more than Sixteen Million Dollars ($16,000,000), plus any Adjustment Amount (as defined in the last sentence of this paragraph), then the Offer Price shall be deemed to be Sixteen Million Dollars ($16,000,000), plus any Adjustment Amount. “Adjudtment Amount” means the aggregate principal on any Future Debentures in excess of $1,000,000, plus any accrued interest on such principal on any Future Debentures.

(ii)         Acceptance of Offer by the Company. The Company may accept the Offer by giving written notice to Vicis prior to the earlier of [A] thirty (30) calendar days after having been furnished the Offer, or [B] the Expiration Time (the “Right of First Refusal Expiration Time”).

(iii)        Permitted Sale. If the Company does not exercise its Right of First Refusal by the Right of First Refusal Expiration Time and close on the Offer in accordance with its terms, then Vicis shall have the right to sell the Debentures and Securities on the same terms and conditions set forth in the Offer (a “Permitted Sale”), free and clear of the Company’s rights under this Agreement (including this Right of First Refusal and the Option); provided, however, if Vicis does not sell all of the Debentures and Securities within ninety (90) calendar days after having furnished the Offer to the Company, on the same terms and conditions set forth in the Offer, then Vicis shall not thereafter sell the Debentures and Securities, without first again offering such securities to the Company in the manner provided in this Section 9(b).

(c)          Sale of less than all the Debentures and Securities. If Vicis intends to sell, prior to the Expiration Time, in a bona-fide arms length transaction, less than all of the Debentures and Securities, then Vicis shall follow the procedures set forth in this Section 9(c) below before effecting such sale.

(i)          Right of First Refusal. Vicis shall provide written notice to the Company no less than thirty (30) calendar days prior to the sale of less than all of the Debentures and Securities. Vicis shall submit a written offer to sell such Debentures and Securities (the “Partial Sale Offer”) to the Company, which document shall contain the terms of the Partial Sale Offer, including the purchase price (the “Partial Sale Offer Price”), the terms for payment of the purchase price, and the proposed closing date.

(ii)         Acceptance of Partial Sale Offer by the Company. The Company may accept the Partial Sale Offer by giving written notice to Vicis prior to the earlier of [A] thirty (30) calendar days after having been furnished the Partial Sale Offer, or [B] the Expiration Time (the “Partial Sale Right of First Refusal Expiration Time”). Alternatively, the Company may fulfill all the conditions to exercise of the Option and exercise the Option prior to the Partial Sale Right of First Refusal Expiration Time.

(iii)        Permitted Sale. If the Company does not exercise its Right of First Refusal by the Partial Sale Right of First Refusal Expiration Time and close on the Partial Sale Offer in accordance with its terms, then Vicis shall have the right to sell such Debentures and Securities on the same terms and conditions set forth in the Partial Sale Offer (a “Permitted Partial Sale”), free and clear of the Company’s rights under this Agreement (including this Right of First Refusal and the Option). In addition, upon completion of a Permitted Partial Sale (other than to the Company), this Agreement (including this Right of First Refusal and the Option) shall be deemed to have expired.

(d)          Legend. Upon request of the Company and subject to this Agreement, Vicis shall place a legend on each of the certificates or instruments evidencing the Securities and Debentures referencing this Option, such legend being in form and substance reasonably acceptable to the Company.

10.         No Rights as a Shareholder. Nothing in this Agreement shall convey upon the Company any rights of a shareholder of the Company prior to the exercise of the Option and the transfer of the Securities pursuant to the terms and conditions set forth herein.

11.         Investment Purpose. This Agreement is executed on the express condition that the purchase and redemption of the Securities shall be made for investment purposes only and not with a view to their resale or further distribution unless (a) such Securities, at the time of their issuance and delivery, are registered under the Securities Act of 1933, as amended (the “Act”), or (b) after the date of such issuance, the resale of such Securities is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation, or ruling.

12.         Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the respective parties hereto, as well as their successors and transferees, as applicable, but no statement contained herein is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement. The Company may assign this Agreement at any time prior to the Expiration Time upon prior written notice to Vicis.

13.         Miscellaneous Provisions. All notices required to be given pursuant to this Agreement shall be in writing and shall be hand delivered or sent via overnight delivery services to the applicable address set forth in the preamble of this Agreement, or to such other address as any such party may have designated by like notice forwarded to the other party hereto. This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto. Vicis hereby covenants and agrees with the Company that, at any time and from time to time, it will promptly execute and deliver to the Company such further assurances, instruments, and documents and take such further action as the Company may reasonably request in order to carry out the full intent and purpose of this Agreement. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New York. Venue for all purposes shall be deemed to lie within New York, New York. The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in New York. The parties to this Agreement agree that they waive any objection, constitutional, statutory, or otherwise, to a New York court’s taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them, understand that they might be called upon to answer a claim asserted in a New York court. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs, and expenses reasonably incurred by each successful party or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party or parties. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. All representations and warranties contained in this Agreement shall survive the closing and the consummation of the transactions contemplated hereby. This Agreement may be executed in any one or more counterparts, all of which shall be considered one and the same agreement. The headings in this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

VICIS:

VICIS CAPITAL MASTER FUND

By: Vicis Capital, LLC, as its Investment Manager

By: /s/ Keith Hughes
Print Name: Keith Hughes
Its: Chief Financial Officer

COMPANY:

NET TALK.COM, INC.

By: /s/ Anastasios Kyriakides
Print Name: Anastasios Kyriakides
Its: Chief Executive Officer

EXHIBIT A

to the Securities Option Agreement

by and between

Vicis Capital Master Fund and Net Talk.com, Inc.

Securities

Issuer	Type of Security	Number of Securities or, if Debt, Face Value

Net Talk.com, Inc.	Common Stock, $0.001 par value per share	19,995,092 shares of common stock
Net Talk.com, Inc.	Series A 12% Convertible Preferred Stock	500 shares convertible into 20,000,000 shares of common stock.
Net Talk.com, Inc.	Series D Common Stock Purchase Warrants	36,000,000 warrants to purchase 36,000,000 shares of common stock
Net Talk.com, Inc.	Series E Common Stock Purchase Warrants	40,664,520 warrants to purchase 40,664,520 shares of common stock

EXHIBIT B

to the Securities Option Agreement

by and between

Vicis Capital Master Fund and Net Talk.com, Inc.

Form of Securities Redemption Agreement

SECURITIES REDEMPTION AGREEMENT

This SECURITIES REDEMPTION AGREEMENT (the “Agreement”), dated ——————— is by and between Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands, with a mailing address of 445 Park Avenue, Suite 1901, New York, New York 10022 (the “Seller”), and NET TALK.COM, INC., a Florida corporation maintaining a mailing address at 1100 NW 163 Drive, Miami, Florida 33169 (the “Company”).

BACKGROUND INFORMATION

This Agreement sets forth the terms and conditions upon which the Company is acquiring from the Seller and the Seller is selling and delivering to the Company, free and clear of all liabilities, obligations, claims, liens and encumbrances, those securities issued by the Company set forth on Exhibit “A” to this Agreement (the “Securities”). The Company is acquiring the Securities pursuant to an option set forth in the Securities Option Agreement effective June 30, 2012. In consideration of the mutual agreements contained herein, the parties agree as follows:

OPERATIVE PROVISIONS

1.          Background Information. Each party hereto acknowledges and agrees that the foregoing background information is true and correct and is hereby incorporated by reference and made a part of this Agreement.

2.          Securities to be Sold. Subject to the terms and conditions of this Agreement, at the Closing referred to in Section 4 hereof, the Seller is selling and delivering to the Company good, valid, and marketable title to the Securities, by delivering to the Company stock certificates, warrant certificates, or any other applicable instrument representing such Securities, duly endorsed in blank or accompanied by one or more stock powers or instruments of transfer duly endorsed in blank, and in form for transfer satisfactory to the Company. If any Securities are held in registered or electronic form, then the Seller will promptly electronically transfer such Securities to the Company in accordance with written instructions provided by the Company.

3.          Purchase Price of the Securities; Payment. The aggregate purchase price being paid by the Company to the Seller for the Securities is _____________________ (the “Purchase Price”).

4.          Closing. The closing of the sale and purchase of the Securities is taking place on the date first written above, at the offices of legal counsel for the Seller or at such other location as mutually agreed to by the parties (the “Closing”). At the Closing, (a) the Seller is delivering to the Company the certificates or instruments evidencing the Securities in negotiable form or accompanied by an executed stock power or instrument of transfer in a form acceptable to the Company, and (b) the Company is delivering to Vicis in cash, via wire transfer or certified check, an amount equal to the Purchase Price. Each party is responsible for all fees and costs incurred by them or on their behalf in connection with the Closing.

5.          Representations and Warranties of the Seller. In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Company that:

a.           Authorization. The Seller has duly executed and delivered this Agreement. When executed and delivered by the Seller, this Agreement will constitute the valid and binding obligation of the Seller, enforceable in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors and subject to general equity principles.

b.           Consent. No consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority or private person or entity on the part of the Seller is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except as may be required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

c.           No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Seller, including the consummation by the Seller of the transactions contemplated hereby, constitutes a violation of or a default under, or conflict with, any term or provision of any contract, commitment, indenture, or other agreement, or of any other private restriction of any kind, to which the Seller is a party or by which it is otherwise bound.

d.           Title to Securities. The Seller has good and marketable title to the Securities free and clear of all liens, claims, encumbrances, and restrictions, legal or equitable, of every kind, except for certain restrictions on transfer imposed by federal and state securities laws. The Seller has full and unrestricted legal right, power, and authority to sell, assign, and transfer such Securities to the Company without obtaining the consent or approval of any other person or governmental authority, and the delivery of such Securities to the Company pursuant to this Agreement transfers valid title thereto, free and clear of all liens, encumbrances, claims, and restrictions of every kind, except for certain restrictions on their further transferability imposed by federal and state securities laws.

6.          Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Seller that:

a.           Authorization. The Company has duly executed and delivered this Agreement. When executed and delivered by the Company, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the rights of creditors and subject to general equity principles.

b.           Consent. No consent, approval, or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority or private person or entity on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby.

c.           No Contractual Violation. Neither the execution, delivery nor performance of this Agreement by the Company, including the consummation by the Company of the transactions contemplated hereby, will constitute a violation of or a default under, or conflict with, any term or provision of any contract, commitment, indenture, or other agreement, or of any other private restriction of any kind, to which the Company is a party or by which it is otherwise bound.

7.          Miscellaneous Provisions. All notices required to be given pursuant to this Agreement shall be in writing and shall be hand delivered or sent via overnight delivery services to the applicable address set forth in the preamble of this Agreement, or to such other address as any such party may have designated by like notice forwarded to the other party hereto. This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto. The Seller hereby covenants and agrees with the Company that, at any time and from time to time, it will promptly execute and deliver to the Company such further assurances, instruments, and documents and take such further action as the Company may reasonably request in order to carry out the full intent and purpose of this Agreement. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New York. Venue for all purposes shall be deemed to lie within New York, New York. The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in New York. The parties to this Agreement agree that they waive any objection, constitutional, statutory, or otherwise, to a New York court’s taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them, understand that they might be called upon to answer a claim asserted in a New York court. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs, and expenses reasonably incurred by each successful party or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party or parties. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. All representations and warranties contained in this Agreement shall survive the closing and the consummation of the transactions contemplated hereby. This Agreement may not be assigned by the Company without the prior written consent of the Seller. This Agreement shall be binding upon the parties hereto and the successors and assigns of each party hereto. This Agreement may be executed in any one or more counterparts, all of which shall be considered one and the same agreement. The headings in this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[SIGNATURE PAGE TO EXHIBIT A TO FOLLOW]

In WITNESS Whereof, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

[EXHIBIT B – SIGNATURE PAGE]